UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



       Date of Report (Date of earliest event reported): December 22, 2006



                              TASKER PRODUCTS CORP.
             (Exact name of Registrant as specified in its charter)


         Nevada                        0-32019                   88-0426048
(State of incorporation)        (Commission File No.)           (IRS Employer
                                                             Identification No.)

                              39 Old Ridgebury Road
                           Danbury, Connecticut 06810
                    (Address of principal executive offices)


                  Registrant's telephone number: (203) 730-4350


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

     Tasker Products Corp. (the "Registrant") is in the process of completing bridge financing of up to $4.4 million and, as of December 22, 2006, the Registrant had received cash in the amount of $1,671,000 (the "Loans") from several investors, including cash in the amount of $595,000 received on December 8, 2006 and cash in the amount of $1,076,000 received on December 22, 2006

     In connection with the Loans, the Registrant intends to issue to the investors 10% Secured Convertible Notes (the "Notes"). It is anticipated that the Notes will have the following terms:

     o The Notes will be part of a series of 10% Secured Convertible Notes (the "Series Notes") containing substantially identical terms and conditions that will be issued by the Registrant. (The holders of a majority in principal amount of then outstanding Series Notes are referred to herein as the "Required Holders.")

     o The net proceeds from the sale of the Series Notes will be used for working capital and general corporate purposes.

     o The principal of the Series Notes will be due upon the earlier of June 30, 2007 and an Event of Default (as defined in the Series Notes).

     o Each of the holders of the Series Notes will have the right, at its option, to convert the outstanding principal and accrued but unpaid interest into shares of the Registrant's common stock at a conversion price of $0.0725 per share.

     o Prior to the sale by the Registrant of its debt or equity securities (the "Financing Securities") in an offering which yields gross proceeds of at least $7,000,000, each of the holders of the Series Notes will have the right, at its option, to convert the outstanding principal and accrued but unpaid interest into the number of shares of Financing Securities issued by the Registrant at a conversion price per share equal to 80% of the price paid by the investors for the Financing Securities (the "Financing Price"). In addition, upon the written consent of the Required Holders, all outstanding principal and accrued but unpaid interest under the Series Notes will be converted into Financing Securities at the Financing Price.

     o The Registrant may not prepay the outstanding principal amount of the Notes, or any accrued interest thereon, in whole or in part, without the consent of the Required Holders; provided, however, that any prepayment may only be made if a simultaneous prepayment on the same pro rata basis (based on the outstanding principal balances of all outstanding Series Notes) is made on all other Series Notes.

     o The Notes are secured by all of the Registrant's assets (including after-acquired assets, all receivables, intellectual property and the stock in its subsidiaries).

     The documents relating to the Notes have not been executed by all the parties as of the date that this Form 8-K is filed with the Securities and Exchange Commission. We can give no assurance that the final terms of the Notes will not vary from the terms described above.

     The Notes and Warrants (as hereinafter defined) and any capital stock issuable upon conversion of the Notes and/or exercise of the Warrants have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

     This report shall not constitute an offer to sell or a solicitation of an offer to buy any security and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction where such an offering or sale would be unlawful. This report contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Item 3.02      Unregistered Sales of Equity Securities.

     The information included under Item 2.03 with respect to the issuance of the Notes is incorporated under this Item 3.02. As indicated above, the Registrant intends to issue Notes for the $595,000 received on December 8, 2006 and the $1,076,000 received on December 22, 2006. The Notes in the aggregate principal amount of $1,671,000 will be convertible into an aggregate of approximately 23,048,276 shares of the Registrant's common stock at a conversion price of $0.0725 per share.

     As an inducement for the holders to purchase the Notes, the Registrant intends to issue to such holders four-year warrants (the "Warrants") to purchase an aggregate of 9,283,334 shares of the Registrant's common stock at an exercise price of $0.09 per share.

     Pursuant to the purchase of certain assets in July 2005, the Registrant issued a note to Indian River Labs, LLC (the "IRL Note"). Pursuant to an oral agreement with Indian River Labs, LLC, the Registrant intends to exchange a Note in the amount of $76,196 (the "$76,196 Note") and a Warrant (the "IRL Warrant") for payments in the amount of $76,196 due on the IRL Note. The $76,196 Note will be convertible into an aggregate of 1,050,979 shares of the Registrant's common stock at a conversion price of $0.0725 per share and the IRL Warrant will be exercisable into 423,311 shares of the Registrant's common stock at an exercise price of $0.09 per share.

     Pursuant to the terms of an agreement with the placement agent of the Notes, the placement agent will receive the following:

     o At each closing of an offering of Series Notes, the placement agent will receive a cash fee equal to 10% of the aggregate purchase price of the Notes sold at such closing (the "Cash

          Fee");  provided,  that the placement agent's Cash Fee and Warrant Fee
          (as  defined  below)  for  the  Registrant's  existing   institutional
          investors will be discounted by 40%.

     o At each closing of an offering of Series Notes, the Registrant will deliver to the placement agent or its designees seven-year warrants exercisable at $0.0725 per share for a number of shares of Registrant's common stock equal to the Cash Fee attributable to the sale of the Notes divided by the conversion price of such securities (the "Warrant Fee").

For the issuance of the Notes in the amount of $1,671,000, the placement agent will receive in the aggregate a fee of approximately $167,100 and seven-year warrants to purchase an aggregate of 2,304,828 shares of the Registrant's common stock at an exercise price of $0.0725 per share.

     The Registrant will issue and sell the Notes and Warrants in transactions exempt from the registration requirements under the Securities Act of 1933 pursuant to Section 4(2) thereunder as such transactions did not involve a public offering of securities.

     Pursuant to the terms of an agreement with the placement agent of the Notes, the Registrant will pay the placement agent a monthly retainer of $15,000 per month for twelve months beginning on the one month anniversary of the final closing of the offering of the Series Notes for advisory services during such period.

     Pursuant to the terms of an agreement with the placement agent of the Notes, the placement agent will be entitled under certain conditions to a fee with respect to securities purchased in any subsequent offering by all investors introduced to the Registrant by the placement agent.

     Pursuant to the terms of a proposed Registration Rights Agreement, the Registrant will be required to file a registration statement for the resale of the shares of the Registrant's common stock issuable upon conversion of the Notes and exercise of the Warrants. In the event the registration statement has not been declared effective on or prior to the Effectiveness Date (as defined in the Registration Rights Agreement), then in such event the Registrant will pay to each holder, as liquidated damages and not as a penalty, cash in an amount equal to 1% of the purchase price of the Notes and Warrants purchased by the investors. Notwithstanding the foregoing, no such payment shall be required to the extent the Securities and Exchange Commission limits, or otherwise delays, the amount of securities which may be registered pursuant to the Registration Rights Agreement.

     The documents relating to the Notes, Warrants and Registration Rights Agreement have not been executed by all the parties as of the date that this Form 8-K is filed with the Securities and Exchange Commission. We can give no assurance that the final terms of such documents will not vary from the terms described above.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.




                                         TASKER PRODUCTS CORP.



Dated: December 27, 2006                 By:    /s/ Stathis Kouninis
                                             -------------------------------
                                              Stathis Kouninis
                                              Chief Financial Officer